CAMDEN PROPERTY TRUST ANNOUNCES 2016 OPERATING RESULTS, 2017 FINANCIAL OUTLOOK AND FIRST QUARTER 2017 DIVIDEND

Houston, TEXAS (February 7, 2017) - Camden Property Trust (NYSE:CPT) today announced operating results for the three and twelve months ended December 31, 2016. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2016 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Per Diluted Share	2016	2015	2016	2015
EPS	$0.45	$0.67	$9.05	$2.76
FFO	$1.15	$1.20	$4.64	$4.54
AFFO	$0.98	$1.01	$3.99	$3.83

	Quarterly Growth	Sequential Growth	Year to Date Growth
Same Property Results	4Q16 vs. 4Q15	4Q16 vs. 3Q16	2016 vs. 2015
Revenues	3.1%	(0.7)%	3.9%
Expenses	(0.8)%	(7.1)%	2.2%
Net Operating Income ("NOI")	5.1%	2.9%	4.8%

Same Property Results	4Q16	4Q15	3Q16
Occupancy	94.8%	95.5%	95.8%

“We are pleased to report another solid quarter of results for our company,” said Richard J. Campo, Camden’s Chairman and CEO. “2016 was a successful year for Camden as we further improved our balance sheet and the quality of our portfolio through strategic capital recycling. We expect demand for apartments to remain steady in 2017, but revenue growth to moderate due to increased levels of new supply in many of our markets.”

For 2016, the Company defines same property communities as communities owned and stabilized as of January 1, 2015, excluding properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
Lease-up was completed during the quarter at Camden Chandler in Chandler, AZ, leasing began at Camden Lincoln Station in Denver, CO, and construction was completed at The Camden in Hollywood, CA. The Company also commenced construction at Camden North End I in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 2/4/2017
The Camden	Hollywood, CA	287	$133.7	88%
Camden Victory Park	Dallas, TX	423	84.6	80%
TOTAL		710	$218.3

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 2/4/2017
Camden Gallery	Charlotte, NC	323	$58.0	85%
Camden Lincoln Station	Denver, CO	267	56.0	33%
Camden NoMa II	Washington, DC	405	115.0
Camden Shady Grove	Rockville, MD	457	116.0
Camden McGowen Station	Houston, TX	315	90.0
Camden Washingtonian	Gaithersburg, MD	365	90.0
Camden North End I	Phoenix, AZ	441	105.0
TOTAL		2,573	$630.0

Earnings Guidance
Camden provided initial earnings guidance for 2017 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2017 as detailed below.

Per Diluted Share	1Q17	2017
EPS	$0.36 - $0.40	$1.59 - $1.79
FFO	$1.06 - $1.10	$4.46 - $4.66

Same Property Growth	2017 Range	2017 Midpoint
Revenues	2.3% - 3.3%	2.8%
Expenses	4.0% - 5.0%	4.5%
NOI	0.8% - 2.8%	1.8%

Camden’s guidance for 2017 same property expense growth is primarily due to higher projected costs for real estate taxes and property insurance. Expenses for those categories in 2016 reflected the impact of property tax refunds and insurance reimbursements recognized during 2016 that are not expected to recur in 2017.

For 2017, the Company defines same property communities as communities owned and stabilized as of January 1, 2016, excluding properties held for sale. Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2017 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden’s Board of Trust Managers declared a first quarter 2017 dividend of $0.75 per common share. The dividend is payable on April 17, 2017 to holders of record as of March 31, 2017. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company’s past performance and future prospects, as described in this press release.

Conference Call
Wednesday, February 8, 2017 at 11:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 0452454
Webcast: http://services.choruscall.com/links/cpt170208.html
Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden (the "Company") operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 152 properties containing 52,793 apartment homes across the United States. Upon completion of 7 properties under development, the Company’s portfolio will increase to 55,366 apartment homes in 159 properties. Camden was recently named by FORTUNE® Magazine for the ninth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #9.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
OPERATING DATA
Property revenues
Rental revenues	$186,461	$185,633	$750,597	$721,816
Other property revenues	30,678	29,352	125,850	113,802
Total property revenues	217,139	214,985	876,447	835,618

Property expenses
Property operating and maintenance	49,976	50,705	206,780	202,105
Real estate taxes	23,700	24,353	104,575	98,895
Total property expenses	73,676	75,058	311,355	301,000

Non-property income
Fee and asset management	1,641	1,916	6,864	6,999
Interest and other income	836	289	2,202	597
Income/(loss) on deferred compensation plans	730	1,607	5,511	(264)
Total non-property income	3,207	3,812	14,577	7,332

Other expenses
Property management	5,978	5,632	25,125	23,055
Fee and asset management	987	1,318	3,848	4,742
General and administrative	12,579	13,113	47,415	46,233
Interest	23,209	23,740	93,145	97,312
Depreciation and amortization	62,767	61,684	250,146	240,944
Expense/(benefit) on deferred compensation plans	730	1,607	5,511	(264)
Total other expenses	106,250	107,094	425,190	412,022

Gain on sale of operating properties, including land	—	19,096	295,397	104,288
Equity in income of joint ventures	2,073	1,681	7,125	6,168
Income from continuing operations before income taxes	42,493	57,422	457,001	240,384
Income tax expense	(413)	(538)	(1,617)	(1,872)
Income from continuing operations	42,080	56,884	455,384	238,512
Income from discontinued operations	—	4,918	7,605	19,750
Gain on sale of discontinued operations, net of tax	—	—	375,237	—
Net income	42,080	61,802	838,226	258,262
Less income allocated to non-controlling interests from continuing operations	(1,187)	(1,209)	(18,403)	(8,947)
Net income attributable to common shareholders	$40,893	$60,593	$819,823	$249,315

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$42,080	$61,802	$838,226	$258,262
Other comprehensive income
Unrealized gain (loss) and unamortized prior service cost on post retirement obligation	(80)	357	(80)	357
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	33	37	130	149
Comprehensive income	42,033	62,196	838,276	258,768
Less income allocated to non-controlling interests from continuing operations	(1,187)	(1,209)	(18,403)	(8,947)
Comprehensive income attributable to common shareholders	$40,846	$60,987	$819,873	$249,821

PER SHARE DATA

Total earnings per common share - basic	$0.45	$0.67	$9.08	$2.77
Total earnings per common share - diluted	0.45	0.67	9.05	2.76
Earnings per share from continuing operations - basic	0.45	0.61	4.81	2.55
Earnings per share from continuing operations - diluted	0.45	0.61	4.79	2.54

Weighted average number of common shares outstanding:
Basic	89,745	89,175	89,580	89,120
Diluted	90,844	90,418	89,903	89,490

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$40,893	$60,593	$819,823	$249,315
Real estate depreciation and amortization	61,214	60,084	243,908	234,966
Real estate depreciation from discontinued operations	—	4,202	4,327	16,138
Adjustments for unconsolidated joint ventures	2,250	2,364	9,194	9,146
Income allocated to non-controlling interests	1,187	1,209	18,403	8,947
Gain on sale of operating properties, net of tax	—	(18,870)	(294,954)	(104,015)
Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Funds from operations	$105,544	$109,582	$425,464	$414,497

Less: recurring capitalized expenditures (a)	(15,475)	(17,429)	(59,084)	(64,169)

Adjusted funds from operations - diluted	$90,069	$92,153	$366,380	$350,328

PER SHARE DATA
Funds from operations - diluted	$1.15	$1.20	$4.64	$4.54
Adjusted funds from operations - diluted	0.98	1.01	3.99	3.83
Distributions declared per common share	0.75	0.70	3.00	2.80
Special Distributions declared per common share	—	—	4.25	—

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	91,926	91,502	91,794	91,386

PROPERTY DATA
Total operating properties (end of period) (b)	152	172	152	172
Total operating apartment homes in operating properties (end of period) (b)	52,793	59,792	52,793	59,792
Total operating apartment homes (weighted average)	45,455	52,379	48,505	52,006
Total operating apartment homes - excluding discontinued operations (weighted average)	45,455	47,461	46,394	47,088

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
ASSETS
Real estate assets, at cost
Land	$967,375	$962,507	$989,097	$998,519	$989,247
Buildings and improvements	5,967,023	5,910,347	5,956,361	5,978,843	5,911,432
	6,934,398	6,872,854	6,945,458	6,977,362	6,900,679
Accumulated depreciation	(1,890,656)	(1,829,563)	(1,855,678)	(1,841,107)	(1,780,694)
Net operating real estate assets	5,043,742	5,043,291	5,089,780	5,136,255	5,119,985
Properties under development, including land	442,292	425,452	446,740	489,730	486,918
Investments in joint ventures	30,254	30,046	31,142	32,568	33,698
Properties held for sale, including land
Operating properties held for sale (a)	—	—	105,254	—	—
Discontinued operations held for sale (b)	—	—	—	238,417	239,063
Total real estate assets	5,516,288	5,498,789	5,672,916	5,896,970	5,879,664
Accounts receivable – affiliates	24,028	23,998	24,008	24,011	25,100
Other assets, net (d)	142,010	143,059	139,263	107,161	116,260
Short-term investments (c)	100,000	100,000	—	—	—
Cash and cash equivalents	237,364	313,742	341,726	6,935	10,617
Restricted cash	8,462	8,691	21,561	5,378	5,971
Total assets	$6,028,152	$6,088,279	$6,199,474	$6,040,455	$6,037,612

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,583,236	$1,582,655	$1,582,077	$1,866,502	$1,824,930
Secured	897,352	897,971	898,723	899,315	899,757
Accounts payable and accrued expenses	137,813	143,193	140,864	140,991	133,353
Accrued real estate taxes	49,041	66,079	46,801	25,499	45,223
Distributions payable	69,161	82,861	69,116	69,020	64,275
Other liabilities (e)	118,959	122,270	117,023	86,423	97,814
Total liabilities	2,855,562	2,895,029	2,854,604	3,087,750	3,065,352

Commitments and contingencies
Non-qualified deferred compensation share awards	77,037	72,222	72,480	88,550	79,364

Equity
Common shares of beneficial interest	978	978	978	975	976
Additional paid-in capital	3,678,277	3,675,806	3,673,237	3,658,372	3,662,864
Distributions in excess of net income attributable to common shareholders	(289,180)	(261,324)	(104,004)	(491,275)	(458,577)
Treasury shares, at cost	(373,339)	(373,597)	(373,914)	(378,032)	(386,793)
Accumulated other comprehensive loss (f)	(1,863)	(1,816)	(1,848)	(1,881)	(1,913)
Total common equity	3,014,873	3,040,047	3,194,449	2,788,159	2,816,557
Non-controlling interests	80,680	80,981	77,941	75,996	76,339
Total equity	3,095,553	3,121,028	3,272,390	2,864,155	2,892,896
Total liabilities and equity	$6,028,152	$6,088,279	$6,199,474	$6,040,455	$6,037,612

(a) Operating properties held for sale includes one dual-phase property and one operating property as of June 30, 2016 which were each subsequently sold in July.

(b) All prior periods presented have been changed to present the 15 operating properties, 19.6 acres of land, and retail center located in Las Vegas, Nevada, which were classified as held for sale at March 31, 2016 and subsequently sold on April 26, 2016. (See page 19 for additional information relating to this sale).

(c) At December 31, 2016, our short-term investments consist wholly of a certificate of deposit that has a maturity date of January 4, 2017.

(d) Includes net deferred charges of:	$1,915	$2,140	$2,353	$2,600	$2,851

(e) Includes deferred revenues of:	$1,541	$1,598	$831	$1,797	$1,768

(f) Represents the unrealized net loss and unamortized prior service costs on post retirement obligation, and unrealized loss on cash flow hedging activities.

CAMDEN	2017 FINANCIAL OUTLOOK
AS OF FEBRUARY 7, 2017

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$4.46 - $4.66

"Same Property" Communities
Number of Units	41,988
2016 Base Net Operating Income	$501 million
Total Revenue Growth	2.30% - 3.30%
Total Expense Growth	4.00% - 5.00%
Net Operating Income Growth	0.80% - 2.80%
Impact from 1% change in NOI Growth is approximately $0.054 / share

Physical Occupancy	94.9%

Capitalized Expenditures
Recurring	$60 - $64 million
Revenue Enhancing Capex and Repositions (a)	$24 - $28 million

Acquisitions/Dispositions
Disposition Volume (consolidated on balance sheet)	$0 - $200 million
Acquisition Volume (consolidated on balance sheet)	$0 - $200 million

Development
Development Starts (consolidated on balance sheet)	$100 - $300 million
Development Spend (consolidated on balance sheet)	$170 - $200 million

Equity in Income of Joint Ventures (FFO)	$15 - $17 million

Non-Property Income
Non-Property Income, Net	$4 - $6 million
Includes: Fee and asset management income (including fees from joint ventures), net of expenses, and interest and other income

Corporate Expenses
General and administrative expense	$46 - $50 million
Property management expense	$26 - $28 million
Corporate G&A Depreciation/Amortization	$6 - $8 million

Capital
Expected Capital Transactions	$0 - $300 million
Expensed Interest	$88 - $92 million
Capitalized Interest	$14 - $16 million

(a) Revenue Enhancing Capex and Repositions are capital expenditures that improve a community's cash flow and competitive position, typically kitchen and bath upgrades or other new amenities.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with the sale of previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$40,893	$60,593	$819,823	$249,315
Real estate depreciation and amortization	61,214	60,084	243,908	234,966
Real estate depreciation from discontinued operations	—	4,202	4,327	16,138
Adjustments for unconsolidated joint ventures	2,250	2,364	9,194	9,146
Income allocated to non-controlling interests	1,187	1,209	18,403	8,947
Gain on sale of operating properties, net of tax	—	(18,870)	(294,954)	(104,015)
Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Funds from operations	$105,544	$109,582	$425,464	$414,497

Less: recurring capitalized expenditures	(15,475)	(17,429)	(59,084)	(64,169)

Adjusted funds from operations	$90,069	$92,153	$366,380	$350,328

Weighted average number of common shares outstanding:
EPS diluted	90,844	90,418	89,903	89,490
FFO/AFFO diluted	91,926	91,502	91,794	91,386

Total earnings per common share - diluted	$0.45	$0.67	$9.05	$2.76
FFO per common share - diluted	$1.15	$1.20	$4.64	$4.54
AFFO per common share - diluted	$0.98	$1.01	$3.99	$3.83

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q17	Range	2017	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.36	$0.40	$1.59	$1.79
Expected real estate depreciation and amortization	0.67	0.67	2.73	2.73
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.06	$1.10	$4.46	$4.66

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net income	$42,080	$61,802	$838,226	$258,262
Less: Fee and asset management income	(1,641)	(1,916)	(6,864)	(6,999)
Less: Interest and other income	(836)	(289)	(2,202)	(597)
Less: Income/(loss) on deferred compensation plans	(730)	(1,607)	(5,511)	264
Plus: Property management expense	5,978	5,632	25,125	23,055
Plus: Fee and asset management expense	987	1,318	3,848	4,742
Plus: General and administrative expense	12,579	13,113	47,415	46,233
Plus: Interest expense	23,209	23,740	93,145	97,312
Plus: Depreciation and amortization expense	62,767	61,684	250,146	240,944
Plus: Expense/(benefit) on deferred compensation plans	730	1,607	5,511	(264)
Less: Gain on sale of operating properties, including land	—	(19,096)	(295,397)	(104,288)
Less: Equity in income of joint ventures	(2,073)	(1,681)	(7,125)	(6,168)
Plus: Income tax expense	413	538	1,617	1,872
Less: Income from discontinued operations	—	(4,918)	(7,605)	(19,750)
Less: Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Net Operating Income (NOI)	$143,463	$139,927	$565,092	$534,618

"Same Property" Communities	$124,414	$118,336	$482,333	$460,246
Non-"Same Property" Communities	15,233	12,683	53,603	37,427
Development and Lease-Up Communities	2,763	1	5,036	(7)
Dispositions/Other	1,053	8,907	24,120	36,952
Net Operating Income (NOI)	$143,463	$139,927	$565,092	$534,618

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Net income attributable to common shareholders	$40,893	$60,593	$819,823	$249,315
Plus: Interest expense	23,209	23,740	93,145	97,312
Plus: Depreciation and amortization expense	62,767	61,684	250,146	240,944
Plus: Income allocated to non-controlling interests from continuing operations	1,187	1,209	18,403	8,947
Plus: Income tax expense	413	538	1,617	1,872
Plus: Real estate depreciation from discontinued operations	—	4,202	4,327	16,138
Less: Gain on sale of operating properties, including land	—	(19,096)	(295,397)	(104,288)
Less: Equity in income of joint ventures	(2,073)	(1,681)	(7,125)	(6,168)
Less: Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Adjusted EBITDA	$126,396	$131,189	$509,702	$504,072